U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      GREATLENDER.COM, INC.
           (Name of Small Business Issuer in its charter)

Nevada                              7382                    88-0426887
(State or Jurisdiction          (Primary                (IRS Employer
of Incorporation or               Standard                Identification
Organization)                    Industrial                 Number)
                               Classification
                                   Code)


                 2046 E. Murray Holladay Road, Suite 202
                            Holladay, Utah 84117
                         Telephone: 801-272-4400
                (Address and telephone number of Registrant's principal executive offices and principal place of business)


          (Name, address, and telephone number of agent for service)
                              James N. Barber
                        Suite 100, Bank One Tower
                             50 West Broadway
                        Salt Lake City, Utah 84101
                        Telephone: (801) 364-6500

Approximate date of proposed sale to the public:

As soon as practicable after this Registration
Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                      CALCULATION OF REGISTRATION FEE

          Title of each                Dollar
        class of securities          amount to        Amount of
         to be registered          be registered   registration fee

          Common Stock                $100,000          $350

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 1. FRONT OF REGISTRATION STATEMENT AND
OUTSIDE FRONT COVER OF PROSPECTUS

                                GREATLENDER.COM, INC.
                               (A Nevada Corporation)

     This Prospectus relates to the offering for cash (the "Offering") by Greatlender.com, Inc., a Nevada corporation (the "Company"), of up to 2,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), at an Offering price of $0.05 per share.

     The common stock offered hereby involves a high degree of risk to the public investors and should be purchased only by persons who can afford to lose their entire investment. The company recently began business operations. There can be no assurance that the shares of common stock purchased in this offering will be able to be resold at or near the offering price. The public offering price has been arbitrarily determined by the company based upon what it believes purchasers of such speculative issues would be willing to pay for the securities of the company and bears no relationship whatsoever to assets, earnings, book value, or any other established criteria of value. (See "risk factors" and "dilution")

     These securities have not been approved or disapproved by the securities and exchange commission nor the securities division of any state nor has the commission or any state passed upon the accuracy or the adequacy of this prospectus. Neither the secretary of State of Nevada as administrator of the Nevada securities act nor any officer of the State of Nevada passed upon the merits of these securities or upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

                    Offering price       underwriting            proceeds to
                    to public (1)        commissions (2)      the company (3)
Per share                 $0.05
$0.00                     $0.05
Total               $100,000.00
$0.00               $100,000.00

     This prospectus does not constitute an offer or solicitation with respect to these securities by the company, by any person who may be considered to be an underwriter; or any salesman in any state in which said offering or solicitation is not authorized by the laws thereof; or in which the person making said offer or solicitation is not qualified to act as dealer or broker or otherwise to make such offer or solicitation.

The date of this prospectus is:
_____________________
     (1) The Offering price of the Common Stock has been arbitrarily determined by the Company. The price bears no relationship to the assets or book value of the Company or to any other recognized criteria of value. (See "Plan of Distribution.")

     (2) The Common Stock is offered by the Company's officers and directors on the terms described under the Caption "Plan of Distribution." There is no assurance that any or all of the shares of Common Stock will be sold. The Officers and directors will not be paid any commission on the sale of the Common Stock. The Company believes that its officers and directors should not be deemed to be broker-dealers in connection with the sale of the Common Stock pursuant to Rule 3a4-1 promulgated by the Securities and Exchange Commission. However, the Company has not received, and will not seek any ruling to such effect from the Commission. The Company estimates offering expenses of $10,000. (See "Plan of Distribution.")

     (3) The Offering is being conducted on a "best efforts" basis. There is no assurance that any or all of the Common Stock will be sold. The Common Stock is being offered on a "best efforts" basis during a period of 180 days from the date of this Prospectus, unless extended by the Company for up to an additional 30 days. The Company reserves the right to close the Offering at any time. All subscriptions are subject to acceptance by the Company. Once a subscription is accepted by the Company, the proceeds from the sale of the Common Stock will be promptly deposited in the Company's accounts and available for immediate use. If subscriptions are not accepted, the related funds will be promptly returned to subscribers in full, without paying interest or deducting expenses. All subscribers' checks should be made payable to "Greatlender.com."

     No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offering of shares of common stock made herein; practices to the contrary are a criminal offense, and, if given or made, such information or representations must not be relied upon as having been authorized by the company. Neither the delivery of the prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof. These shares of common stock are offered for cash subject to prior sale and withdrawal, cancellation or modification of the offer without notice.

     The common stock being sold pursuant to this prospectus is purely speculative in nature and no guarantees or other warranties to the contrary are made by the issuer.

ITEM 2.  INSIDE FRONT AND OUTSIDE BACK COVER
OF PROSPECTUS

TABLE OF CONTENTS

Item                                                                    Page
SUMMARY INFORMATION, RISK FACTORS, AND DILUTION.                         4
INTRODUCTION                                                             5
RISK FACTORS                                                             5
DILUTION                                                                 8
USE OF PROCEEDS                                                          9
NO TRADING MARKET                                                        9
BUSINESS                                                                 9
The Company                                                              9
Marketing                                                                9
Trademarks                                                               9
Seasonality                                                              9
Regulations                                                              11
Competition                                                              11
Facilities                                                               11
MANAGEMENT                                                               11
PRINCIPAL
SHAREHOLDERS                                                             14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           15
LITIGATION                                                               15
DESCRIPTION OF
SECURITIES                                                               15
Common Stock                                                             15
Preferred Stock                                                          15
Authority to Issue Stock                                                 16
Shares Eligible for Future Sale                                          16
Registrar and Transfer Agent                                             16
TERMS OF THE OFFERING                                                    16
ACCOUNTING MATTERS                                                       20
ADDITIONAL INFORMATION                                                   21
FINANCIAL STATEMENTS                                                    A-1
ITEM 3.   SUMMARY INFORMATION, RISK FACTORS, AND DILUTION
The following summary information is qualified in its entirety by the detailed information appearing elsewhere herein:

ISSUER

Greatlender.com, Inc., 2046 East Murray-Holladay Road, Salt Lake City, Utah
84117.

SECURITIES OFFERED
Not less than 700,000 nor more than 2,000,000 shares of Common Stock, $0.001 par value. (See "Securities Being Offered."

PRICE PER SHARE
$0.05

NET PROCEEDS
Not less than $25,000 nor more than $90,000

DESCRIPTION OF BUSINESS
The Company is a mortgage banker who will offer its services over the Internet.

USE OF PROCEEDS
The Company will use the proceeds of this Offering to establish a web site, establish operations and market its services.

TYPE OF OFFERING
This Offering is our initial public offering. The shares offered have been registered under the Securities Act of 1933 pursuant to a registration statement on Form SB-2. The Common Stock is offered by the officers and directors of the Company, who will not be paid any commission on the sale of the Common Stock and, possibly, by certain brokers and dealers or agents, on the terms described under the caption "Plan of Distribution." There is no assurance that any or all of the Common Stock will be sold.

RISK FACTORS
An investment in the Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution. These risks include, among others, risks associated with the absence of operating revenues or profitable operations, undercapitalization and the need for additional financing. There is also no trading market for the shares of Common Stock and there is no assurance one will develop. Accordingly, the Common Stock offered hereby should not be purchased by persons who cannot afford the loss of their entire investment. The following risk factors are those we think are most important. Risk Factors Relating to the Company's Proposed Activities

Shortages of Working Capital and Funding

The Company was only recently formed and does not have an operating history upon which to base an investment decision. Additionally, the Company is undercapitalized with all of its initial capitalization being used to establish a business plan and work on the development of software to execute mortgage over the Internet. The Company needs the proceeds of this Offering to be able to engage in the completion of an Internet website and software to complete the mortgages. Without the proceeds from this Offering, the Company will not be able to execute its Internet strategy. Even with the proceeds from this Offering, the Company is embarking on a new industry with unproven returns and many unknowns which may require additional financing or may prove the Company's business plan unworkable.

Additional Financing may be required

Even with the proceeds from this Offering, the Company may need additional financing to support the continued development of its mortgage web site and to pay for advertising to attract clients. Additionally, as the Internet mortgage business is a relatively new industry, the Company is uncertain of all of the potential cost and pitfalls it may encounter which could exceed its current budget. Additionally, the cost of marketing an Internet site often are substantially higher than that of a normal mortgage company which relies heavily on personal contacts in the real estate area. With a website, the Company must get its name recognition out in the public's mind and direct traffic to its site rather than to other competing sites. This may require expensive media advertising. Accordingly, the Company's future success and profitability may be based on its ability to obtain additional financing on favorable terms. Any additional financing may cause dilution to current investors in this Offering and there can be no assurance that any additional financing will be on terms that are favorable to the Company and its shareholders.

Competition from Established Companies

The Company will be competing with national companies who are often subsidiaries of large mortgage and banking companies. Because of the formidable nature of the Company's competitors, the Company feels that it must act now to establish its brand identity in Internet mortgages. The longer the
Company delays in establishing brand identity, the more difficult it will be to enter this new venue of mortgage lending. Even with the advantage of starting an Internet based mortgage company in the infancy of this new industry, the Company may have difficulty competing with the larger, better financed companies who will be able to use extensive advertising to direct customers to their Internet site.

General Risks Relating to Investment

Substantial and Immediate Dilution

Investors in this Offering will incur substantial and immediate dilution to their investment based on the net tangible book value per share of Common Stock. If only the minimum is sold, investors would suffer an immediate dilution of $.0327 per share of Common Stock. If the entire offering is sold, investors would suffer an immediate dilution of $.0185 per share of Common Stock. (See "Dilution")

Determination of Price

The offering price of the Shares has been arbitrarily determined by the Company, taking into account the Company's capital needs, and the Company's estimate of its value not reflected on its financial statements. Such prices bear no relationship to the assets, earnings, or net tangible book value of the Company or any other traditional criteria of value.

Caution Respecting Forward Looking Information

This Memorandum contains certain forward looking information. All of such material is based on a number of variables and assumptions. Further, such information is based on the Company's estimates of present circumstances and on events that have not occurred, which may not occur, or which may occur with different ramifications from those now assumed or anticipated. If investors were to consult with their own advisors, it should be expected that their views may differ from those set forth herein. No assurance can be given that all material assumptions have been considered. Future operating results are in fact impossible to predict. No representation or warranty of any kind is made by the Company and none should be inferred, respecting the future accuracy or completeness of such forward looking material.

No Dividends

The Company has not paid, and does not plan to pay, dividends in the foreseeable future, even if it were profitable. Earnings, if any, are expected to be used to expand operations, for advertising and marketing, and for general corporate purposes, rather than to make distributions to shareholders.

Shares Available for Future Sales
The Company has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. In August 1999, the Company issued 1,000,000 shares of Common Stock which will be available for resale in August 2000, prior to the date shares of Common Stock sold in this offering will be available for resale. Sales of these restricted securities under rule 144 or otherwise by current shareholders of the Company could have a depressive effect on any trading market for Common Stock that may exist now or develop in the future.

No Representation of Investors

No independent opinion regarding the fairness of terms on which the Shares are to be sold has been obtained by the Company. Prospective investors will be relying on the disclosures set forth in this Memorandum and on the business and investment background and experience of themselves and any advisors engaged by them as the basis for their investment decision.

No Cumulative Voting

Holders of Common Stock are not entitled to cumulate their votes for the election of directors or otherwise. Even after the all Shares offered hereunder have been issued, the present shareholders of the Company will be able to elect all of the directors of the Company and effectively control the Company's affairs. (See "DESCRIPTION OF SECURITIES.")

Secondary Trading Restrictions

The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons now owning or subsequently acquiring the Company's securities to resell such securities in any trading market that may develop.

For all of the foregoing reasons and others set forth herein, an investment in these securities involves a high degree of risk. Any person considering an investment in the securities offered hereby should be aware of these and other risk factors set forth in this Memorandum.

ITEM 4.   USE OF PROCEEDS

The Company estimates that it will receive net proceeds of approximately $90,000 from the sale of all 2,000,000 Shares offered after deducting costs of the offering estimated at $10,000. If, for purposes of illustration, only 700,000 Shares were sold, the Company would receive net proceeds of approximately $25,000, after deducting costs of this offering estimated at $10,000. The following breakdown of use of proceeds is only an estimate and may change.

                                       Assuming 700,000   Assuming 2,000,000
                                          Shares Sold         Shares Sold
Legal and Accounting                         7,500               7,500
Office and Equipment                           500                 500
Wages                                           --              12,000
Working Capital                              4,000              18,000
Software Production/Equipment               10,000              35,000
Printing and Design                          1,000               1,000
Marketing                                    1,000              15,000
Miscellaneous Expenses                       1,000               1,000
       Total                               $25,000             $90,000

Funds not required for the immediate needs of the Company will be retained in interest bearing accounts and investments in commercial financial institutions until required.

ITEM 5. DETERMINATION OF OFFERING PRICE

The Common Shares offered by this Prospectus are being offered at Five Cents
($.05) per share.   The price at which the Shares are being offered has been
determined by the Company alone and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. We have based number of shares to be offered and the offering price on the total capital structure of the Company, the number of shares held by insiders and their desire to maintain control of a majority of the Company's outstanding shares after this offering has been completed, taking into consideration the fact that the Company may determine to offer additional shares for sale to raise additional capital. No federal or state agency has made any finding or determination as to the merits, fairness or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, made an evaluation of the economic potential of the Company. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain independent analysis of the Company and its proposed business operations before making an investment in the Shares.

ITEM 6. DILUTION

Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

As of March 31, 2000 the Company had 1,000,000 shares of common stock issued and outstanding which had a net tangible book value of $4,439, or $.0044 per share. Assuming that all of the Shares offered hereby are sold, 3,000,000 shares of common stock will be issued and outstanding and the net tangible book value will be approximately $94,439 or approximately $.0315 per share. Assuming that all of the Shares offered hereby are sold, the purchasers of shares offered by this prospectus who have paid $.05 per share for their shares will suffer a dilution of $.0185 per share or 37% of the value of their shares, and the present shareholders will have achieved a gain of approximately $.0271 per share in the value of their shares. If the minimum number of shares offered hereby are sold, 1,700,000 shares will be outstanding and the net tangible book value will be approximately $29,439 or $.0173 per share
If the minimum number of shares offered hereby are sold, the new shareholders who have paid $.05 per shares for their shares will have incurred a dilution of $.0327 per share or 65.4% of the value of their shares, and the present stockholders will have achieved a gain of $.0129 per share in the value of their stock.

ITEM 7. SELLING SECURITY HOLDERS

No shares offered hereby are shares owned beneficially or of record by any stockholders. All shares offered hereby are authorized, but unissued shares of the Company.

This Computation as of March 31, 2000 does not take into account the fact that we sold an additional 500,000 shares at $.01 per share for cash proceeds of $5,000 on May 25, 2000.

ITEM 8.  PLAN OF DISTRIBUTION

At the present time we intend to attempt to sell the shares offered hereby through the efforts of officers and directors of the Company, both by use of our website and by word of mouth. Officers and directors will be paid no compensation in connection with the placement of any shares. No underwriter or brokerage firm has agreed to act as underwriter of the shares offered hereby, and no such underwriter or broker has agreed to either buy any of the shares or sell any of them on a firm underwriting basis. However, we reserve the right to either employ securities broker dealers to sell shares or employ registered agents licensed to act as such in various states to place shares if management cannot succeed in selling them. In that event, we may pay commissions of up to 10% on all sales effected by brokers or agents.

ITEM 9. LEGAL PROCEEDINGS

     There are no pending legal proceedings against Greatlender.com, Inc. and we are not aware that any person or governmental or administrative agency has threatened any such action, or has any reason to bring such an action. We are not aware of any unasserted claims against the Company.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following persons are our executive officers and directors and should because they conceived of forming the Company and initiating its business plan and provided the capital necessary to those purposes, be deemed to be promoters and control persons of the Company.


Name                      Age   Position              Offices held
Joe D. Thomas             45    President, Director   Inception

Robert M. Karz            40    Vice-President        Inception
                                Secretary, Director

The educational and business history of our officers and directors is as follows.

Joe D. Thomas, age 45, is the president, chief executive officer, secretary, treasurer and director of the Company. Mr. Thomas since June 1992 has been the owner and vice-president of Intermountain Mortgage Company located in Park City, Utah which specialized in residential loans. Prior to starting Intermountain Mortgage Company, Mr. Thomas was the chief financial officer for
Rightfit Sports from September 1991 to June 30, 1992. For eight years prior to joining Rightfit Sports Mr. Thomas work in his own CPA firm in Salt Lake City, Utah. Mr. Thomas began his professional career with the accounting firm of Touche Ross. Mr. Thomas graduated from Westminister College in Salt Lake City, Utah with a B.S. degree in 1976 and from the University of Utah with an M.B.A. in 1979.

Rob M. Karz, age 40, since July 1992 has been president and co-founder of Intermountain Mortgage Company located in Park City and Salt Lake City,
Utah.
Prior to forming Intermountain Mortgage Company, Mr. Karz was involved in the real estate and mortgage business with local and national companies. Mr. Karz received a bachelor of arts degree from Gettysburg College in 1981.

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the
Company:

     (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii)     engaging in any type of business practice; or

          (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

     (4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

     (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

     (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
The following table sets forth as of June 30, 2000, the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 1,000,000 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group and a pro forma presentation of the officers, directors and nominees assuming the issuance of an additional 500,000 and the sale of the maximum offering of 2,000,000 Shares in this Offering.

                            Amount and             Proforma
Proforma
                            Nature of              Assuming         Assuming
Title          Name of      Beneficial   Percent   700,000          2,000,000
of Class      Beneficial    Ownership(1) of Class  Shares sold      Shares
Sold

Principal Shareholders:

Common        Joe Thomas    500,000       33.3%      22.7%           14.3%

Common        Robert Karz   500,000       33.3%      22.7%           14.3%

Officers, Directors and Nominees:

Common        Joe Thomas       ------------See Above----------
Common        Robert Karz      ------------See Above----------

All Officers,
Directors and
Nominees as a
Group (2 persons)         1,000,000       66.6%       45.5%          28.6%

Common  Harvey Carmichael   500,000       33.3%       22.7%          14.3%
ITEM 12.  DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 per share.

Common Stock

The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance. There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt. The Company has no present plans to issue any new shares of Preferred Stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of Common Stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by persons purchasing Shares in this Offering and may dilute the book value of the then existing shareholders.

Shares Eligible for Future Sale

In August 1999 the Company issued 1,000,000 shares to individuals on the formation of the Company. All of such shares are "restricted securities" as defined under rule 144 promulgated under the Securities Act. Rule 144 provides, in essence, that as long as there is publicly available current information about the Company, restricted securities for which a period of one year has lapsed since the later of the date of acquisition from the issuer or from an affiliate of the issuer may sell in each 90 day period, providing he is not a part of a group acting in concert, an amount equal to the greater of the average weekly trading volume of the stock during the four calendar weeks preceding the sale or 1% of the Company's issued and outstanding Common Stock, provided that the seller meets the other conditions of Rule 144 respecting manner of sale, filing a notice with the Securities and Exchange Commission and other items. Consequently, in August 2000, the 1,000,000 shares held by current shareholders, including officers and directors, may become eligible for resale.

The potential for sale of restricted securities may have a depressive effect on any trading market that may exist for the Company's Common Stock.

Registrar and Transfer Agent

The Company acts as its own transfer agent. Upon the closing of the Offering the Company will use Interwest Stock Transfer Company in Salt Lake City, Utah.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel to the Company has been hired on a contingent basis, will receive a direct or indirect interest in the Company, or was or will be a promoter, underwriter, voting trustee, director, officer or employee of the
Company.   Legal services in connection with the offering were provided by
James N. Barber, Esq., Suite 100, Bank One Tower, 50 West Broadway, Salt Lake City, UT 84101, and David T. Thomson, P.C., C.P.A. has audited the financial statements included herein.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     There are no provisions of the Certificate of Incorporation or the By-Laws of the Company which would have the effect of indemnifying any officer, director or controlling person of the Company from any liability of any type or sort related to the individual's service in any such capacity.

ITEM 15.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


In August of 1999 Joe Thomas and Robert Karz, officers, directors founders and promoters of the Company, acting as the Board of Directors of the Company, adopted a resolution awarding 500,000 common shares of the Company to each of them as compensation for their services in forming the Company, conceiving its business plan, and providing $5,000 in initial capital to accomplish those tasks.

On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael at $.01 per share for total consideration of $5,000 in cash.

These transactions were not entered into at arms length. The number of shares issued was without regard to the actual value of the services performed and the cash, received for them. Nevertheless, the Board valued the cash and services of each recipient of shares in excess of $500, the par value of the stock.

ITEM 16.  DESCRIPTION OF BUSINESS

The Company

The Company was organized in 1999 to engage in developing online mortgage banking industry. The Company was formed by the owners of Intermountain Mortgage Company in Park City, Utah to act as its their online mortgage banking firm. As the founders of the Company did not want to jeopardize their existing mortgage business model which relies on mortgage brokers receiving commissions on transactions, they decided to initially develop the Internet mortgage business as a separate entity.
With the development of the Internet, and its access to a nationwide market from one location, and the cost savings which can be obtained by not having to pay commissions to mortgage brokers, the online mortgage banking business is able to offer lower rates and fees then the traditional mortgage banking business. It is estimated that by 2003, more than 250 billion in mortgage loans will be performed over the Internet. This is a jump from the $4 billion generated in 1998 and the expected $25 billion in 1999. In 1998, only about
 .3 percent of mortgage loans were over the Internet.

The Company feels now is the time for it to create an online mortgage business. There is presently tremendous interest in online mortgage banking from the public as newspaper and television stories are presented on the new industry. Additionally, several of the large national online mortgage businesses are advertising on the advantage of obtaining a mortgage over the Internet. This has created an existing interest in consumers which the Company hopes to capitalize upon and to use the knowledge learned through the founders experience with Intermountain.

Marketing

The most difficult task facing the Company will be competing against the large advertising dollars being spent by other online mortgage banking companies. One of the difficulties in establishing a successful Internet site is directing potential customers to a site. With the expansion of Internet commerce, there is tremendous competition for customers and establishing a brand name. Because of this competition for customers, much of the initial business attention from Internet companies is on brand recognition and advertising rather than generating profits. This brand recognition has created a situation where advertising has become costly over the Internet as well as with traditional media.

The Company hopes to be able to compete by using many of its current advertising methods and focusing on local levels to generate initial interest and revenue in the Company. The Company will focus extensively on working with real estate professionals including real estate agents who have the most contact with home buyers in marketing the Company's services. Media advertising will be focused on local areas where the Company is expanding its operations. Initial advertising will be aimed at the local real estate sections of newspapers and when justified local television. Additionally, the
Company will use mailings to contractors and real estate professionals to show them the advantages their clients can receive by using the Company's services.
The Company's success will be dependent on attracting customers to this new method of obtaining a mortgage loan. The Company is hopeful that the reduced fees associated with using an online mortgage broker will encourage many real estate professionals to refer their clientele to the Company. The Company's biggest obstacle will be from other online mortgage brokers who are either themselves larger than the Company or are a subsidiary of a large company. These companies will be able to generate far more traffic to their site. The Company is hopeful, however, by focusing on the fundamentals of its business and keeping its cost low it will be able to offer competitive rates on fees which should encourage customers to chose its services.

Trademarks

The Company intends to apply for trademark protection on its name as well as that of any subsidiaries it forms. The Company has secured the domain name "Greatlender.com."

Seasonality

The mortgage business tends to be somewhat secular with the spring and summer months being busier as people tend to wait until school is out prior to any moves. As the Company expands into the secondary mortgage area offering seconds and other loan packages, the seasonality should be alleviated.

Regulations

There are not significant regulations covering the mortgage industry at this time. The mortgage industry is generally handled on a state by state regulatory basis with each state imposing its own licensing requirements. The Company intends to initially offer mortgages in the States of Utah and Nevada. Utah has very few impediments to obtaining the necessary licenses. The State of Nevada requirements are substantially more complicated but the Company does not foresee any problems with obtaining the necessary licenses. There can be no assurance that regulations will not develop in the future that will change the Company's ability to engage in the mortgage industry or that will negatively affect the Company's profitability in the future.

Competition

The Company faces competition from local mortgage companies and from large national mortgage companies and upstarts which have substantial financial backing. With the national capabilities of the Internet, the Company will be competing against companies in its own geographical location and with companies across the nation. Essentially, once proper licenses are obtained, a company in any geographical location in the United States will be able to compete against the Company. The Company feels it is still to early to foresee how the competition will affect its business. One issue the Company is concerned about is statistics that suggest small retailers will account for only 9% of Internet commerce. This indicates that either the small retailer is not yet embracing the Internet or doing so ineffective or that the large dollars being spent on Internet commerce by the larger competitors is garnishing the lion share of Internet commerce. The Company feels until its business model is tried for a period of time it is to early to predict its success.

Facilities

The Company will initially utilize space provided by a related corporation, Intermountain Mortgage. The facilities will initially be available upon a rent free basis until the Company is in an operational position. Once operational, the Company will be allocated a cost Intermountain's rent overhead based on the portion of the facility utilized. Currently, Intermountain pays $14.50 per square foot. As its operations expand and as warranted, the Company will lease separate office space. The Company hopes to keep its overhead down and does not anticipate leasing grade A office space. Instead, the Company will focus on office space aimed at handling high volume of calls and computer terminals.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Greatlender.com, Inc. is a start-up corporation which has conducted no active business operations. The Company's founders are owners, officers and directors of an existing commercial mortgage corporation whose business is to find mortgage loans for retail commercial and residential borrowers. Management has seen the development of a significant shift in the mortgage business to Internet based operations who advertise their services on dedicated Internet web pages, communicate with potential retail customers via e-mail and through direct telephonic communications, and who obtain application documents through the Internet. Thereupon, they attempt to place mortgage loans for these customers through banks, savings and loans and other commercial mortgage providers, charging a fee for the placement services.

Over the last two years there has been a significant shift of the mortgage origination business to the Internet, and the Company's founders believe Internet mortgage operations can provide a fair return on capital expended to register mortgage-related web sites, develop attractive web pages and provide the minimal computer hardware and appropriate software to be used in communicating with customers and placing their applications with qualified lenders.

Because the cash outlays will be modest, management believes the Company can operate for no less than one year if the minimum number of shares offered hereby are sold. If that minimum is not reached, all money received from investors will be returned, without interest. Management is prepared to fund the Company's operations until it can be ascertained whether the minimum number of shares offered hereby can be sold.

We do not contemplate spending significant sums on research and development in excess of amounts necessary to establish an attractive format for the Greatlender.com web site. The business of the Company will be conducted by its founder, officers and directors.

ITEM 18.  DESCRIPTION OF PROPERTY

We do not own any interests in real property. The Company operates out of rented premises located at 2046 East Murray-Holladay Road, Suite 202, Holladay,
UT 84117, Telephone: (801) 272-4400 on a month-to-month tenancy. Since the Company's business will all be done via telephone and over the Internet, no substantial business presence is required. The Company owns computer adequate to serve its needs.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only transactions between the Company and its officers, directors, control stockholders, or any nominee for election as a directors were the transactions by which 500,000 common shares were issued to Joe Thomas and 500,000 shares were issued to Robert Karz for their services in founding the corporation, the services it is anticipated they will provide to the corporation, and $5,000 cash. On May 25, 2000 the Board authorized the sale of an additional 500,000 common shares to Harvey Carmichael in exchange for $5,000 cash. These transactions were not entered into at arms length. The number of shares issued to the founders was determined on the basis of the $.001 par value of the shares, the fact that the founders formed the corporation and conceived, and will execute its business plan, and their desire to retain control of the Company after sale of the shares offered hereby to raise start-up capital. The Board of Directors valued the services performed, and to be performed, and the cash consideration by the founders, and the capital contributed by Mr. Carmichael, who is a loan officer at Intermountain Mortgage, at a sum in excess of the par value of the shares issued to them.

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no market for common shares of Greatlender.com, Inc. The shares are not now, and have never been traded on any securities exchange or other market. There are not now any assets or earnings from which dividends could be paid on common shares. The Board of Directors does not intend to declare dividends on common shares even if there were funds from which they could be paid.

ITEM 21.   EXECUTIVE COMPENSATION
     At this time none of our officers or directors are receiving any remuneration.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation pursuant to any presently existing plan provided or contributed to by the Company. No remuneration is proposed to be paid to any officer or director pursuant to any existing plan. The Board of Directors will consider paying reasonable compensation to officers and directors who perform the Company's business, but will do so only out of operating revenues, should any such revenues be receive.

ITEM 22.  FINANCIAL STATEMENTS

                     GREATLENDER.COM, INC.
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS

     FROM INCEPTION (AUGUST 13, 1999) TO DECEMBER 31, 1999

                             WITH

                  INDEPENDENT AUDITOR'S REPORT

GREATLENDER.COM, INC.
(A Development Stage Company)


CONTENTS                                                            PAGE

Independent Auditor's Report                                          1
Balance Sheets                                                        2
Statements of Operations                                              3
Statement of Stockholders' Equity                                     4
Statements of Cash Flows                                              5
Notes to Financial Statements                                         6

Independent Auditor's Report

Board of Directors
Greatlender.com, inc.


I have audited the accompanying balance sheet of Greatlender.com, Inc. (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows from inception (August 13, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards.
Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greatlender.com, Inc. (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows from Inception (August 13, 1999) to December 31, 1999 in conformity with generally accepted accounting principles.

As discussed on Note 1, the Company has been in the development stage since its inception on August 13, 1999. The Company has limited operating capital with current assets exceeding current liabilities by $4,439 and no operations.

Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Salt Lake City, Utah
June 16, 2000




                              GREATLENDER.COM, INC.
                          (A Development Stage Company)

                                 BALANCE SHEET

ASSETS                                           March 31,        December 31,
                                                 2000             1999

(Unaudited)


CURRENT ASSETS:

     Cash on hand                                 $931             $1,617
     Deferred offering costs                      3,508             3,508
               Total Current Assets               4,439             5,125

TOTAL ASSETS                                     $4,439             $5,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                              $0                 $686

               Total Current Liabilities           0                   686

STOCKHOLDERS' EQUITY:

      Preferred stock; $.001 par value,
       5,000,000 shares authorized, no
       shares issued and outstanding                0                    0

     Common stock; $.001 par value, 50,000,000
          shares authorized, 1,000,000 shares
          issued and outstanding                    1,000             1,000

     Additional paid-in capital                     4,000             4,000

     Earnings (deficit) accumulated during the
          development stage                          (561)            (561)

               Total Stockholders' Equity           4,439            4,439


TOTAL LIABILITIES AND
    STOCKHOLDERS'  EQUITY                          $4,439           $5,125

                                       GREATLENDER.COM, INC.
                                       (A Development Stage Company)

                                       STATEMENT OF OPERATIONS

                               For the       For the
                               Three         Three      From         From
                               Months        Months     Inception    Inception
                               Ended         Ended      (8-13-99)to
(8-13-99)to
                               March 31,   March 31,    December     March 31,
                               2000           1999      31, 1999         2000
                               (Unaudited)  (Unaudited)
(unaudited)

REVENUE                       $0              $0          $0            $0

EXPENSES
     Bank charges              0               0           14            14
     Professional fees         0               0          547           547

          Total expenses       0               0          561           561

NET INCOME (LOSS)             $0              $0        $(561)        $(561)

EARNINGS (LOSS)
   PER SHARE                  $0.00           $0.00     $0.00         $0.00

                                       GREATLENDER.COM, INC.
                                       (A Development Stage Company)

                                       STATEMENT OF CASH FLOWS

                         For the       For the
                         Three         Three       From             From
                         Months       Months       Inception        Inception
                         Ended         Ended       (08-13-99) to    (8-13-99)
to
                         March 31,   March 31,     December         March 31,
                         2000            1999      31, 1999         2000
                        (Unaudited)  (Unaudited)
(unaudited)


CASH FLOWS
FROM OPERATING
ACTIVITIES:
     Cash paid for expenses             (686)       0        (3,383)   (4,069)
          Total cash used in
            operating activities        (686)       0        (3,383)   (4,069)

CASH FLOW FROM
  INVESTING ACTIVITIES:                    0        0             0         0

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common
       stock for cash                      0        0         5,000      5,000

          Total cash provided
            by financing activities        0        0         5,000      5,000

NET INCREASE
  (DECREASE) IN CASH                    (686)       0         1,617        931

CASH - BEGINNING
  OF PERIOD                            1,617        0             0          0
CASH - END OF PERIOD                    $931       $0        $1,617       $931

RECONCILIATION OF NET
 INCOME (LOSS) TO
 NET CASH
   PROVIDED (USED) BY
    OPERATING ACTIVITIES
NET INCOME (LOSS)                         $0        $0        $(561)
$(561)

Adjustment to reconcile
  net income (loss) to net
  cash provided (used) by
  operating activities
          Changes in assets and
            liabilities
               Increase in deferred
                offering costs             0          0      (3,508)
(3,508)
               Increase (decrease)
                in accounts payable     (686)         0         686          0
                    Total Adjustments   (686)         0      (2,822)
(3,508)


NET CASH PROVIDED (USED)
  BY OPERATING ACTIVITIES              $(686)        $0     $(3,383)
$(4,069)

                                    GREATLENDER.COM, INC.
                               (A Development Stage Company)

                  STATEMENT OF STOCKHOLDERS' EQUITY





                                                                      From
                                                                   Inception
                        Common stock         Additional       (August 13,
1999)
                                              Paid-In             To March 31,
                      Shares     Amount       Capital              2000


BALANCE,
  August 13, 1999
  (inception)           0          $0           $0                      0

Shares issued for
 cash at $.005 per
 share, August 13,
 1999                 1,000,000   1,000        4,000                  0

Net income (loss)
 from August 13, 1999
  (inception) to
  December 31, 1999         0         0            0                  (561)

BALANCE,
  December 31, 1999   1,000,000   1,000         4,000                 (561)

Net income (loss)
for the three month
ended March 31,
2000 (Unaudited)    0                  0                  0                  0

BALANCE,
March 31, 2000
  (Unaudited)         1,000,000   $1,000         $4,000              $(561)

                     GREATLENDER.COM, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS


NOTE   1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Organization - Greatlender.com, Inc. (The Company) was organized under the laws of the State of Nevada on August 13, 1999 and has elected a fiscal year end of December 31st . The Company was formed to pursue the development of an Internet based mortgage company. The Company believes that now is the time to establish a brand present on the Internet for mortgage loans. The Company has not commenced planned principle operations and is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of The Company and other relevant factors.

            Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

          Income Taxes - Due to no operations or net income at December 31, 1999, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

          Cash and Cash Equivalents - For purposes of the statement of cash flows, The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The
Company  has had no noncash investing or financing activities.

          Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Unaudited Interim Information - In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly, the financial position of
The       Company at March 31, 2000 and 1999  and the results of operations and cash flows for the three months then ended. The results of operations and cash flows for the three months ended March 31, 2000 should not necessarily be taken as indicative of the results of operations and cash flows for the
entire year ended       December 31, 2000.

     NOTE   2  -  COMMON STOCK TRANSACTIONS

            The Company on August 13, 1999 (inception) issued 1,000,000 of $.001 par value common stock for $5,000.

     NOTE    3  -  RELATED PARTY TRANSACTIONS

            An officer is providing free office space to The Company, the free rent was determined to have only nominal value. The Company has no employees. As of December 31, 1999 no compensation has been paid or accrued to any officers or directors of the Corporation because it is of a nominal value.

                          GREATLENDER.COM, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS


     NOTE   4   -   PROPOSED LIMITED OFFERING OF THE COMPANY'S COMMON STOCK

          The Company is in the process of preparing a Registration Statement on form SB-2 under the Securities Act of 1933, for the sale of its common. Under the offering, The Company will sell a minimum of 700,000 shares of common stock at a price of $.05 per share for $35,000 up to a maximum of 2,000,000 shares of common stock at $.05 per share for $100,000. The stock is being offered by The Company directly on a best efforts, minimum 700,000 shares to a maximum 2,000,000 shares basis with no commissions received by any person.
          The company estimates the direct costs of the offering to be $10,000. The length of the offering is for 180 days and the length can be extend by The Company for up to an additional 30 days.

          NOTE   5   -   SUBSEQUENT EVENT

          On May 25, 2000, The Company sold 500,000 shares of its $.001 par value common stock to an individual at $.01 per share for a total of $5,000.

          NOTE   6   -   INCOME TAXES

          At December 31, 1999, The Company had a net federal operating loss
(NOL) of $561 which can be carried forward to offset operating income. The NOL will expire in the years 2019. A valuation allowances of $84 has been established for the deferred tax asset associated with the above NOL. The change in the NOL allowance for 1999 was $84.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
     Since Greatlender.com, Inc. was formed, the principal independent accountant for the Company has neither resigned or declined to stand for reelection, or has any accountant been dismissed. There have been no disagreements between the Company and its auditor on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the auditor to make reference to the subject matter of the disagreement in connection with its report.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There is no provision of our Certificate of Incorporation or Bylaws, or any statute, contract or other arrangement which contains any provision that insures or indemnifies any controlling person, officer or director from any liability related to the individual's service in that capacity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 1999, the Board of Directors authorized the issuance of 500,000 common shares each to Joe Thomas and Robert Karz, officers, directors and
founders of the Company.   On May 25, 2000, the Board authorized the sale of
an additional 500,000 common shares to Harvey Carmichael for $5,000 cash. These shares were issued without registration under the Securities Act of 1933 (the "1933 Act") in reliance on Section 4(2) of the 1933 Act which exempts transactions by an issuer not involving any public offering from the registration requirements of the Act. The Company relies on the following facts to support its claim to entitlement of that exemption.

     1. The officers and directors who are purchasing shares are fully apprized of the fact that the Company has no significant assets, has conducted no business, and is a start-up venture with nothing more than a speculative business plan.

     2. As a result of the foregoing, the purchasers of these shares are not in need of the protection which would be afforded by registration under the Securities Act of 1933.

     3. The purchasers have been advised that the shares, when issued, will be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for them to resell all or any part of the shares, they will be required to abide by the conditions set forth in that Rule.

     4. The purchasers have acknowledged that they purchased the shares for their own accounts, for investment, not with a view to distribution.

     5. Each of the purchasers has consented to the imposition of a legend on the face of the certificates representing his shares to the effect that the same may not be resold without registration or the availability of an exemption from registration, and further consented to the placement of stop-transfer orders against the shares until the Company is satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some applicable exemption from registration.

     The shares were sold by management without the use of an underwriter. No commissions were paid.

     There have been no additional sales of shares of the Company.

ITEM 27.  EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B and an index thereto, are attached. Included in these Exhibits are the Certificate of Incorporation, Bylaws, legal opinion by James N. Barber, corporate counsel for the Company, consent and opinion of accountant.

ITEM 28.  UNDERTAKINGS
     The undersigned registrant hereby undertakes to:

     (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee " table in the effective registration statement.

               (iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrations statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregated, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iv) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1922 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX OF EXHIBITS

Name of Exhibit                                 Exhibit No.

Certificate of Incorporation                    Exhibit 3.(i)

By-laws                                         Exhibit 3.(ii)

Legal Opinion of James N. Barber                Exhibit 5

Consents of Counsel and experts                 Exhibit

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, On June 30, 2000.

GREATLENDER.COM, INC.

By: /s/ Joe Thomas
    Joe Thomas, President

SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint Joe Thomas his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

GREATLENDER.COM, INC.

/s/ Robert Karz
Robert Karz
Secretary/Treasurer and Director.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Name          Title                               Date
 Joe Thomas, President, CEO,
Director     Date: June 30, 2000
/s/ Joe Thomas
Joe Thomas


Secretary,Treasurer,Director      Date: June 30, 2000.
/s/ Robert Karz
Robert Karz